UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4410 Rosewood Drive

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 28, 2017, ZELTIQ Aesthetics, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Blizzard Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Allergan Holdco US, Inc., a Delaware corporation (“Parent”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of February 13, 2017, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Merger Agreement and the Merger were approved by the Company’s stockholders at a special meeting of the Company’s stockholders held on April 27, 2017. The Merger became effective on April 28, 2017 when the certificate of merger of the Company and Merger Sub were filed with the Secretary of State of the State of Delaware (the “Effective Time”). In the Merger, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as a direct wholly-owned subsidiary of Parent.

Under the Merger Agreement, each share of the Company’s common stock (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $56.50 in cash, without interest and subject to any applicable withholding of taxes (the “Merger Consideration”).

At the Effective Time, (i) each outstanding and unexercised vested stock option under the Company’s 2005 Stock Option Plan, 2011 Equity Incentive Plan and 2012 Stock Plan (collectively, the “Stock Plans”) was canceled and converted into the right to receive cash from the Surviving Corporation in an amount equal to the number of shares subject to such option multiplied by the excess, if any, of the Merger Consideration over the exercise price of such option; (ii) each outstanding vested restricted stock unit under the Stock Plans was canceled and converted into the right to receive cash from the Surviving Corporation in an amount equal to the number of shares subject to such restricted stock unit multiplied by the Merger Consideration; and (iii) each outstanding and unvested stock option and each outstanding restricted stock unit under the Stock Plans was converted into a corresponding option to purchase ordinary shares of Allergan plc (“Allergan Common Stock”) or a corresponding award of restricted stock units with respect to Allergan Common Stock, as the case may be, on the same terms and conditions as were applicable under such Company option or Company restricted stock unit (but taking into account any changes thereto, including any acceleration or vesting thereof, provided for in the relevant Stock Plan, or in the related award document (including any employment agreement or retention policy) by reason of the Merger), as adjusted based on an exchange ratio. The “exchange ratio” is the fraction having a numerator of $56.50 and having a denominator equal to the volume weighted average price of Allergan Common Stock for the ten trading day period, starting with the opening of trading on the twelfth trading day prior to April 28, 2017 and ending with the closing of trading on the third to last trading day prior to April 28, 2017, rounding the result to the nearest 1/10,000 of a share of Allergan Common Stock. Also at the Effective Time, each outstanding performance stock unit under the Stock Plans vested with respect to the maximum number of shares thereunder and was canceled and converted into the right to receive cash from the Surviving Corporation in an amount equal to the maximum number of shares subject to such performance stock unit multiplied by the Merger Consideration.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2017.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger on April 28, 2017, the Company notified The NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger and of its intent to remove the Company Common Stock from listing on NASDAQ and requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the Company Common Stock. Trading of the Company Common Stock on NASDAQ was halted prior to the opening of trading on April 28, 2017.

The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (“Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive the Merger Consideration (other than (i) shares of the Company Common Stock then held by the Company (or held in its treasury), which will be canceled and retired and will cease to exist, and for which no consideration will be delivered in exchange therefor; (ii) shares of the Company Common Stock then held by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, which will be canceled and retired and will cease to exist, and for which no consideration will be delivered in exchange therefor; and (iii) shares owned by stockholders who have properly exercised and perfected, and have neither effectively withdrawn nor lost, their right to appraisal and payment under Section 262 of the Delaware General Corporation Law, which will be treated as described further in the Company’s definitive proxy statement).

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, Parent acquired 100% of the voting securities of the Company and as a result, a change of control has occurred. Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. The aggregate purchase price paid for all equity securities of the Company was approximately $2.47 billion.

The information disclosed under Item 2.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignations and Appointments

In accordance with the terms of the Merger Agreement, at the Effective Time, each of Mark J. Foley, David J. Endicott, Kevin C. O’Boyle, D. Keith Grossman, Mary M. Fisher and Andrew N. Schiff, M.D., ceased to serve as directors of the Company. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices. The directors of Merger Sub immediately prior to the Effective Time, consisting of Sigurd Kirk and Kira Schwartz, became the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. Mark J. Foley, Taylor Harris, Todd Zavodnick and Sergio Garcia (i) ceased to serve as officers of the Company as of the Effective Time; (ii) each of their employments were terminated by the Company effective immediately following the Effective Time; and (iii) subject to the terms of a separation agreement and release to be entered into with the Company, their equity awards under the Stock Plans were accelerated to be vested in full immediately prior to the Effective Time. The officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

Termination of Equity Incentive Plans

On April 28, 2017, the Stock Plans were terminated.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company was amended and restated as provided in the Merger Agreement (the “Amended and Restated Certificate”). The Amended and Restated Certificate is attached as Exhibit 3.1 hereto and incorporated herein by reference.

At the Effective Time, the amended and restated bylaws of the Company were amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s stockholders (the “Special Meeting”) was held on April 27, 2017. At the Special Meeting, the Company’s stockholders, upon the recommendation of the board of directors of the Company, voted in favor of the adoption of the Merger Agreement and thereby approved the Merger. The Company’s stockholders also approved the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the adoption and approval of the Merger Agreement. Because there were sufficient votes at the Special Meeting to adopt and approve the Merger Agreement, adjournment of the Special Meeting to solicit additional proxies was unnecessary.

Each proposal is described in detail in the Company’s definitive proxy statement, dated March 23, 2017, which was filed with the SEC on March 23, 2017 and first mailed to the Company’s stockholders on March 24, 2017. Stockholders owning a total of 32,266,016 shares voted at the Special Meeting, representing approximately 79.58% of the shares of the Company Common Stock issued and outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

PROPOSAL 1 To adopt the Merger Agreement.

Votes For	Votes Against	Abstentions
31,655,323	19,287	591,406

PROPOSAL 2 To approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.

Votes For	Votes Against	Abstentions
15,447,781	16,204,088	614,147

PROPOSAL 3 To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the Merger Agreement.

Votes For	Votes Against	Abstentions
30,525,146	1,616,815	124,055

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 13, 2017, by and among ZELTIQ Aesthetics, Inc., Allergan Holdco US, Inc. and Blizzard Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017).

3.1	Amended and Restated Certificate of Incorporation of ZELTIQ Aesthetics, Inc.

3.2	Amended and Restated Bylaws of ZELTIQ Aesthetics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: April 28, 2017	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
President

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 13, 2017, by and among ZELTIQ Aesthetics, Inc., Allergan Holdco US, Inc. and Blizzard Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2017).

3.1	Amended and Restated Certificate of Incorporation of ZELTIQ Aesthetics, Inc.

3.2	Amended and Restated Bylaws of ZELTIQ Aesthetics, Inc.